                                HUNT CORPORATION
                     1993 STOCK OPTION AND STOCK GRANT PLAN

                              STOCK GRANT AGREEMENT


                  This Stock Grant Agreement is made as of the 2d day of January, 2001, pursuant to the HUNT CORPORATION 1993 STOCK OPTION AND STOCK GRANT PLAN, between HUNT CORPORATION (the "Company") and John W. Carney (the "Employee") an officer or other key management level employee of the Company.

                              W I T N E S S E T H:

                  WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee"), by appropriate action, has, on January 2, 2001, (the "Date of Grant"), made a grant to Employee (the "Grant") of Common Shares of the Company ("Common Shares") under the HUNT CORPORATION 1993 STOCK OPTION AND STOCK GRANT PLAN on the terms and conditions hereinafter set forth; and

                  WHEREAS, Employee has agreed to relinquish all unexercised stock options granted to Employee which have a purchase price in excess of $18.00;

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto, intending to be legally bound hereunder, agree as follows:

                  1. Incorporation of Plan. The Grant is subject to all of the terms and conditions of the HUNT CORPORATION 1993 STOCK OPTION AND STOCK GRANT PLAN, as said Plan may be amended from time to time (the "Plan"), which terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Agreement. A copy of the present form of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

                  2. The Grant. The Grant is for an aggregate of 18,756 Common Shares.

                  3. Vesting.

                     (a) Date of Vesting. Subject to earlier vesting as provided below and in Section 6(c) of the Plan, the Common Shares subject to this Grant shall vest in full on January 2, 2006, provided the Employee is then still employed by the Company or by any "Related Corporation," as defined below.




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                     (b) Performance Accelerated Vesting. The Committee has
         established performance standards based on the achievement of certain targets with respect to the Company's Profit Before Taxes, as defined below ("PBT"). The Committee has set Cumulative Baseline PBT Targets and Cumulative Stretch PBT Targets for 2002, 2003 and 2004 by which performance will be measured and vesting determined. These Cumulative PBT Targets are as follows:

                                 2002         2003          2004
                                 ----         ----          ----

                Baseline         $24M         $41M          $57M

                Stretch          $35M         $55M          $73M


         If the Cumulative Baseline PBT Target is exceeded at the end of any of these years, vesting will be determined pursuant to the following formula:

                                         Actual Cumulative                     Cumulative Baseline
        Vested              =              PBT for Year            minus       PBT Target for Year
                                  -----------------------------------------------------------------------
        Percentage                      Cumulative Stretch                     Cumulative Baseline
                                        PBT Target for Year        minus       PBT Target for Year

         If the resulting percentage exceeds the percentage of shares previously vested, the Employee shall become vested as of the anniversary date of the Grant following the end of such year in an additional number of shares so that the total number of shares in which Employee is vested equals such new percentage, provided the Employee is still employed by the Company or a Related Corporation on such anniversary date. Once vested, such shares remain vested even though the vested percentage determined under the formula set forth above may be lower in a subsequent year.

                     (c) Vesting upon Change in Control. In the event of a Change in Control, as defined below, the shares subject to this Grant shall be vested in an amount equal to the greater of (i) 50 percent or
         (ii) the vested percentage determined under (a) or (b) above prior to the Change in Control, provided the Employee is still employed by the Company or a Related Corporation on the date of such Change in Control.

                     (d) Definitions. For purposes of this Section, the following words and phrases shall have the following meanings:

                         (1) "Change in Control" shall mean:

                             (i) any person (a "Person"), as such term is used
                  in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (A) the Company and/or its wholly-owned subsidiaries, (B) any ESOP or other employee benefit plan of the Company, and any trustee or other fiduciary in such capacity holding securities under such plan, (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (D) the Employee or any group of Persons of which Employee voluntarily is a part), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or such lesser percentage of voting power, but not less than 15%, as the Board shall determine; provided, however that a Change in Control shall not be deemed to have occurred under the provisions of this subsection (i) by reason of the beneficial ownership of voting securities by members of the Bartol Family (as defined below) unless and until the beneficial ownership of all members of the Bartol Family (including any other individuals or entities who or which, together with any member or members of the Bartol Family, are deemed under Sections 13(d) or 14(d) of the Exchange Act to constitute a single Person) exceeds 50% of the combined voting power of the Company's then outstanding securities;



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                             (ii) during any two-year period beginning after
                  October 1, 1999, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or (iii) hereof) whose election by the Board, or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board; or

                             (iii) the Company's shareholders or the Board shall
                  approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's voting common shares (the "Voting Shares") would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of Voting Shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as they had in the Voting Shares immediately before,
                  (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company, or (C) the liquidation or dissolution of the Company.

                           As used in this Agreement, "members of the Bartol Family" shall mean the wife, children and descendants of such children of the late George E. Bartol, III, their respective spouses and estates, any trusts or partnerships primarily for the benefit of any of the foregoing and the administrators, executors, trustees and partners of any such estates, trusts or partnerships.

                           Whether a Change in Control has occurred shall be determined by the Committee, as it is constituted on the day proceeding the date of the Change in Control.




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


                         (2) "Profit Before Taxes" shall mean income from operations excluding special items, minus interest expense, plus interest income, minus other miscellaneous expense, plus other miscellaneous income, less bonus expense. Special items for this purpose may include, for example, expenses related to litigation or an acquisition or changes in accounting regulations, provided, however, that such expense is designated as a special item by the Board of Directors following recommendation by the Chief Executive Officer. Miscellaneous expense for this purpose may include, for example, expenses from sales tax audits or the effects of currency exchange.

                         (3) "Related Corporation" shall mean a subsidiary or a corporate parent of the Company as defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

                  4. Delivery of Share Certificates. Upon the vesting of shares subject to the Grant, the Company shall promptly issue certificates representing the vested Common Shares to the Employee or to Employee's Beneficiary in accordance with Section 6(d) of the Plan. Only full Common Shares shall be issued, and any fractional Common Shares which might otherwise be issuable pursuant to the Grant shall be forfeited. Such Common Shares shall be legended with reference to restrictions on transfer of the Common Shares to the extent the Company may require pursuant to Section 7 of the Plan.

                  5. Non-Transferability of Grant. Except as otherwise provided in Section 6(e) of the Plan, the Grant shall not be assignable or transferable by the Employee other than by will or by the laws of descent and distribution.

                  6. Designation of Beneficiary. The Employee shall have the right to designate a Beneficiary or Beneficiaries to receive any Common Shares which may become vested upon the Employee's death. The Employee must designate such Beneficiary on the form furnished by the Company. The Employee may, at any time, change his or her designation of Beneficiary by completing a new form, but a designation of Beneficiary shall remain in effect until such new form is received by the Company. If no properly designated Beneficiary survives the Employee, the Employee's estate shall be the Beneficiary.

                  7. Rights as a Shareholder; Cash Bonus.

                           (a) No Rights as Shareholder until Common Shares Issued. The Employee shall have no rights as a shareholder with respect to any Common Shares covered by the Grant until the issuance of a stock certificate to him or her representing such Common Shares.

                           (b) Cash Bonus. Notwithstanding Section 7(a), however, for so long as an Employee's Grant remains outstanding and unvested, the Company shall, to the extent provided in Section 6(b) of the Plan, pay to the Employee a cash bonus equal to the dividends which the Employee would have received from the Company had he or she actually held the Common Shares represented by the unvested portion of his or her Grant. Such payments shall be made within 60 days following the end of each fiscal quarter of the Company with respect to any dividends which may have been paid by the Company on its Common Shares during such quarter, and will constitute wages subject to withholding for Federal income tax purposes.

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                  8. Capital Adjustments, Corporate Transactions. The number of
Common Shares awarded under this Agreement shall be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event of certain types of corporate transactions, the Grant may be terminated, accelerated or otherwise modified by the Committee as provided in Section 8 of the Plan.

                  9. Deferral. In accordance with the terms of the Hunt Corporation Supplemental Executive Benefits Plan, Employee, if a participant in said Plan, may defer the income to be realized upon the vesting of the Common Shares subject to this Grant by transferring this Grant to said Plan prior to becoming vested in such Common Shares.

                  10. Withholding of Taxes. The obligation of the Company to deliver Common Shares hereunder shall be subject to compliance with applicable Federal, state and local income tax and employment tax and similar tax withholding requirements. To meet this obligation, the Company may withhold the amount necessary from the Employee's salary from the Company. The Employee, however, subject to the discretion of the Committee, and subject to such additional withholding rules ("Withholding Rules") as shall be adopted by the Company, may be permitted by the Committee to satisfy such withholding taxes, in whole or in part, by electing to have the Company withhold (or by returning to the Company previously held Common Shares) Common Shares, which Common Shares shall be valued, for this purpose, at their fair market value on the date on which the value of such Common Shares is required to be included in income by the Employee under section 83 of the Code (the "Determination Date"), provided, however, that if Employee is subject to section 16(b) of the Securities Exchange Act of 1934, any such amount of taxes required to be withheld automatically shall be satisfied by withholding Common Shares. Such election must be made on or before the Determination Date and must be in compliance with and subject to any Withholding Rules.

                  11. Termination of Employment. If Employee's employment is terminated by the Company and all Related Corporations, the Grant shall be subject to Section 6(c) of the Plan.

                  12. Other Benefits. The issuance of the Common Shares subject to this Grant to Employee shall be in addition to any other benefits or amounts the Employee may be entitled to under (a) any Company plans, policies, or procedures, or (b) any Change in Control Agreement the Employee has entered into with the Company.

                  13. Amendment. No provisions of this Agreement may be modified or amended unless such modification or amendment is agreed to in a written instrument signed by the Employee and such officer or officers as may be specifically designated by the Company to sign on its behalf.

                  14. Absence of Rights. Notwithstanding any provisions of this Agreement or the Plan, the Company shall have the right, subject to the provisions of any employment contract the Employee and the Company have entered into, in its discretion, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate Employee's employment at any time for any reason whatsoever.

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                  15. Headings. The Section and Subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between a heading and the content of a Section or Subsection, the content of the Section or Subsection shall control.

16. Severability. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

                  17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and administrators.

                  18. Notice. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if hand delivered or sent by registered or certified mail, postage prepaid: if to the Company, at One Commerce Square, 2005 Market Street, Philadelphia, PA 19103,
Attention: The Corporate Secretary; and if to Employee, at the address specified after his or her name on the signature page hereof, or to such other address or addresses as either such party may specify to the other in writing.

                  19. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof.

                  20. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the Commonwealth of Pennsylvania.

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                  IN WITNESS WHEREOF, this Stock Grant Agreement has been
executed as of the date first above written.



Attest:                                      HUNT CORPORATION
[SEAL]


___________________                          By:______________________________


Witness                                      EMPLOYEE


___________________                          _________________________________
Signature                                    Signature


                                             _________________________________
                                             _________________________________
                                             _________________________________
                                             Address of Employee
                                             (for the giving of notice)



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